UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT
 TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:	September 18, 2009
(Date of earliest event reported)	September 14, 2009

Multimedia Games, Inc.
(Exact name of Registrant as Specified in its Charter)

000-28318
(Commission File Number)

Texas (State or other jurisdiction of incorporation)	74-2611034 (IRS Employer Identification No.)

206 Wild Basin Rd. South, Bldg. B, Suite 400, Austin, Texas (Address of Principal Executive Offices)	78746 (Zip Code)

Registrant’s telephone number, including area code: (512) 334-7500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2009, the Compensation Committee of the Board of Directors of Multimedia Games, Inc. (“MGAM”) approved a compensation program (the “Partner Group Equity Compensation Plan”) for the group of senior MGAM executives referred to by MGAM as the Multimedia Games Partner Group (the “Partner Group”).  The Partner Group is comprised of Anthony Sanfilippo, President and Chief Executive Officer, Adam Chibib, Senior Vice President and Chief Financial Officer, Patrick Ramsey, Senior Vice President and Chief Operating Officer, Mick Roemer, Senior Vice President of Sales, Virginia Shanks, Senior Vice President and Chief Marketing Officer, Uri Clinton, Senior Vice President, General Counsel and Corporate Secretary, and Joaquin Aviles, Vice President – Technology.

The program provides for an annual grant of an incentive stock option to purchase shares of MGAM’s common stock to each member of the Partner Group effective as of September 30, the last day of MGAM’s fiscal year.  The amount and terms of each award will be based on the Chief Executive Officer’s recommendation but determined by, and within the discretion of, the Board of Directors or its Compensation Committee.  Annual awards will be granted from a pool of options that is equal to twenty percent (20%) of all initial awards granted to each member of the Partner Group upon joining MGAM.

The Compensation Committee believes the Partner Group Equity Compensation Plan serves several important compensation objectives.  It enhances MGAM’s ability to attract and retain experienced executive talent in the gaming and technology industry.  The program also furthers MGAM’s compensation objective of strongly aligning executive focus with the interests of MGAM’s shareholders in increased enterprise value.

Options awarded under the Partner Group Equity Compensation Plan will have a seven (7) year term and will vest as to twenty-five percent (25%) of the award upon the first anniversary of grant, with the remainder vesting in equal quarterly installments for the succeeding three years.  Awards will be made under existing MGAM equity compensation plans, and will be subject to shareholder approval of any required increases in shares reserved under such plans.

At its meeting on September 14, 2009, the Compensation Committee also determined initial awards to be granted under the Partner Group Equity Compensation Plan, aggregating 573,333 options, effective September 30, 2009.  Initial awards under the program were adjusted and pro-rated for each member of the Partner Group based on the number of months that have elapsed since the individual partner’s initial date of grant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTIMEDIA GAMES, INC.

Dated: September 18, 2009	By:	/s/ Uri L. Clinton
Uri L. Clinton
Senior Vice President, General Counsel and
Corporate Secretary